                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 26, 2003


                             SEARS, ROEBUCK AND CO.
               (Exact name of registrant as specified in charter)

                                    New York
                 (State or Other Jurisdiction of Incorporation)

                 1-416                                     36-1750680
        (Commission File Number)               (IRS Employer Identification No.)


           3333 Beverly Road,                                60179
       Hoffman Estates, Illinois                           (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (847) 286-2500

  (Former name or former address, if changed since last report): Not Applicable

Item 5.   Other Events.

The Registrant ("Sears," or the "Company") announced today that it is evaluating strategic alternatives for the Company's Credit and Financial Products business. The Company expects to conclude such evaluation and take any related actions that arise therefrom in the second half of 2003. These alternatives include, but are not limited to, a sale of the Gold MasterCard portfolio, a sale of the entire Credit and Financial Products business, or a joint venture or other collaboration involving this business. Proceeds from any transaction are expected to be utilized primarily to reduce debt and return cash to the Company's shareholders, as well as for general corporate purposes.

The above are forward-looking statements based on assumptions about the future that are subject to risks and uncertainties, and actual results may differ materially from the results projected above. For example, there can be no assurances that the Company will identify an acceptable purchaser or negotiate acceptable terms for the sale and ongoing operation of all or part of its Credit and Financial Products business and there can be no assurances as to the timing of such a transaction or transactions. These outcomes depend on many factors outside the Company's control, such as the willingness of third parties to accept terms that are acceptable to the Company.

Further risks and uncertainties that may cause actual results to differ materially include competitive conditions in retail and credit; changes in consumer confidence and spending; delinquency and charge-off trends in the credit card portfolio; consumer debt levels and the level of consumer bankruptcies; the success of initiatives to address increased delinquencies and credit losses and improve credit profitability; the success of the Full-line store strategy and other strategies; the possibility that the Company will identify new business and strategic options for one or more of its business segments, potentially including selective acquisitions, dispositions, restructurings, joint ventures and partnerships; Sears' ability to integrate and operate Lands' End successfully; the successful integration of Sears' retail businesses with a third-party credit card program, which involves significant training and the integration of complex systems and processes; the outcome of pending legal proceedings; anticipated cash flow; social and political conditions such as war, political unrest and terrorism or natural disasters; the possibility of negative investment returns in the Company's pension plan; changes in interest rates; the volatility in financial markets; changes in the Company's debt ratings, credit spreads and cost of funds; the possibility of interruptions in systematically accessing the public debt markets; general economic conditions and normal business uncertainty. In addition, Sears typically earns a disproportionate share of its operating income in the fourth quarter due to seasonal buying patterns, which are difficult to forecast with certainty. The Company intends these forward-looking statements to speak only as of the time of this filing and does not undertake to update or revise them as more information becomes available.

Item 9.   Regulation FD Disclosure.

The information provided under Item 9 of this report is being furnished pursuant to Regulation FD of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information provided under Item 9 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), nor shall it be deemed incorporated by reference in any registration statement under the Securities Act. The furnishing of such information in this report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that such information is material information that is not otherwise publicly available.

On March 26, 2003, the Registrant issued the following press release.

SEARS TO EVALUATE STRATEGIC ALTERNATIVES FOR CREDIT AND FINANCIAL PRODUCTS BUSINESS


    HOFFMAN ESTATES, Ill., March 26 /PRNewswire/ -- Sears (NYSE: S) announced today that it is evaluating strategic alternatives for the company's Credit and Financial Products business, including its possible sale, in order to create value for all investors and focus on its profitable core Retail and Related Services business.
    Sears' Credit and Financial Products business manages the eighth largest U.S. credit card portfolio with $30.8 billion in card receivables at year-end 2002, representing approximately 25 million active accounts. The business has the nation's largest in-house, proprietary card portfolio with $18.4 billion in Sears Card receivables, as well as $12.4 billion in MasterCard receivables. The business generated more than $1.5 billion of comparable operating income in 2002.
    "Sears' Credit and Financial Products business is extremely attractive and highly profitable," said Alan J. Lacy, chairman and chief executive officer. "It continues to perform well and is on track to deliver on its 2003 financial plan. However, we believe the tremendous value and earnings power of these assets are not reflected in today's market valuation of Sears. By selecting the right strategic partner for this unique business, we believe we can create significant value for our investors.
    "This strategic action will support our sharpened focus on strengthening and growing Sears' profitable Retail and Related Services business, while further streamlining our organization, reducing leverage and returning cash to shareholders," said Lacy.
    Sears' Retail and Related Services business delivered more than $31 billion in revenue and $1.2 billion in operating income in 2002, a 28 percent increase over 2001 on a comparable basis, and generates significant free cash flow. The company is the No. 1 retailer of home appliances, fitness equipment and lawn mowers, and holds leading positions in many other categories. In addition, Sears is the exclusive provider of several leading brands, including Kenmore, Craftsman, Lands' End and DieHard. Sears owns a substantial direct-to-customer operation and is the largest U.S. product repair service provider, making 14.5 million service calls annually.
    The company expects to conclude its review of strategic alternatives for the Credit and Financial Products business and take any related actions that arise from this review in the second half of 2003.

    Webcast Scheduled
    Sears will webcast an analyst and investor conference call this morning at 9:00 a.m. Eastern / 8:00 a.m. Central time. The call will be webcast live over the Internet at Sears.com. To access the webcast, click on "Investor Relations" and select "Events and Webcasts." A replay of the call will be available on the Web site for approximately one week. Software necessary to listen to the webcast, Windows Media Player or Real Player, can be downloaded from the webcast site. Downloading the software may take up to 22 minutes with a 56K speed modem.

    About Sears
    Sears, Roebuck and Co. is a broadline retailer with significant service and credit businesses. In 2002, the company's annual revenue was $41.4 billion. The company offers its wide range of apparel, home and automotive products and services to families in the U.S. through Sears stores nationwide, including approximately 870 full-line stores. Sears also offers a variety of merchandise and services through its Web site, http://www.sears.com/. In June 2002, Sears acquired Lands' End, a direct merchant of traditionally styled, classic Lands' End clothing offered to customers around the world through regular mailings of its specialty catalogs and online at http://www.landsend.com/.

    Forward-Looking Statements
    This press release and this morning's webcast contain statements about the Company's expectations regarding possible strategic alternatives for its Credit and Financial Products business and the timeline for completing a review of such alternatives, as well as statements about the Company's 2003 financial plan, and other statements about future Company performance. These are forward-looking statements based on assumptions about the future that are subject to risks and uncertainties, and actual results may differ materially from the results projected in the forward looking statements. For example, there can be no assurances that the Company will identify an acceptable purchaser or negotiate acceptable terms for the sale and ongoing operation of all or part of its Credit and Financial Products business and there can be no assurances as to the timing of such a transaction or transactions. These outcomes depend on many factors outside the Company's control, such as the willingness of third parties to accept terms that are acceptable to the Company. Further risks and uncertainties that may cause actual results to differ materially include competitive conditions in retail and credit; changes in consumer confidence and spending; delinquency and charge-off trends in the credit card portfolio; consumer debt levels and the level of consumer bankruptcies; the success of initiatives to address increased delinquencies and credit losses and improve credit profitability; the success of the Full-line store strategy and other strategies; the possibility that the Company will identify new business and strategic options for one or more of its business segments, potentially including selective acquisitions, dispositions, restructurings, joint ventures and partnerships; Sears' ability to integrate and operate Lands' End successfully; the successful integration of Sears retail businesses with a third-party credit card program, which involves significant training and the integration of complex systems and processes; the outcome of pending legal proceedings; anticipated cash flow; social and political conditions such as war, political unrest and terrorism or natural disasters; the possibility of negative investment returns in the Company's pension plan; changes in interest rates; the volatility in financial markets; changes in the Company's debt ratings, credit spreads and cost of funds; the possibility of interruptions in systematically accessing the public debt markets; general economic conditions and normal business uncertainty. In addition, Sears typically earns a disproportionate share of its operating income in the fourth quarter due to seasonal buying patterns, which are difficult to forecast with certainty. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available.

                            Sears, Roebuck and Co.
Domestic Credit and Financial Products Results, excluding non-comparable items
                    Supplemental Financial Disclosure (1)



                               2000         2001         2002
Revenue less Interest
 (in millions)               $ 3,697      $ 3,821      $ 4,378
Operating Income
 (in millions)               $ 1,513      $ 1,529      $ 1,502

Average Account
 Balance as of Year-end:
Total portfolio              $ 1,113      $ 1,136      $ 1,321

Total Portfolio
 (in millions):
Average managed
 receivables                 $25,830      $26,318      $28,372
Ending managed
 receivables                 $27,001      $27,599      $30,766

Pre-Tax Profitability
 Ratios:
Return on average
 managed
 receivables(2)                   5.9%         5.8%         5.3%
Return on average
 equity(3)                        59%          58%          53%

                                  2001                           2002
                       Q1      Q2     Q3      Q4        Q1    Q2     Q3     Q4
Credit Statistics:
60+ day delinquency
 rates(4)            7.50%   7.26%   7.41%   7.58%    7.31%  6.87%  7.24%  7.69%
Net charge-off
 rates(5)            5.07%   5.42%   5.62%   5.23%    5.43%  5.32%  5.55%  5.40%

 (1) For more complete and detailed information refer to the Company's Form 10-K for the fiscal year ended December 28, 2002.

 (2) Equal to ratio of comparable operating income divided by average managed credit card receivables of the Credit and Financial Products segment.

 (3) Equal to ratio of comparable operating income divided by average equity based on a 9-to-1 debt to equity ratio for managed receivables.

 (4) Equal to ratio of balances associated with delinquent accounts greater than 60-days past due as a percentage of end-of-period receivables. Accounts are classified as delinquent until charged-off pursuant to the company's charge-off policy which typically charges off receivable balances after a 240-day contractual delinquency period.

 (5) Equal to net charge-offs as a percentage of average receivables.

SEARS, ROEBUCK AND CO.
Segment Income Statements
(millions)

For the 52 Weeks Ended
December 30, 2000

           Excluding Non-Comparable Items and Securitization Income

                              Retail &     Credit &
                              Related      Financial   Corporate &   Sears
                              Services     Products      Other       Canada

Merchandise sales
 and services                  $31,935         $--     $   353      $ 3,989
Credit and financial
 products revenues                --         5,247        --            293

Total Revenues                  31,935       5,247         353        4,282

Costs and expenses
  Cost of sales, buying
   and occupancy                23,573        --           144        2,901
  Selling and
   administrative                6,687         810         407        1,038
  Provision for
   uncollectible accounts         --         1,358        --             48
  Provision for previously
   securitized receivables        --          --          --           --
  Depreciation and
   amortization                    710          16          53           60
  Interest                          25       1,550        --            113
  Special charges and
   impairments                    --          --          --           --
    Total costs and
     expenses                   30,995       3,734         604        4,160

Operating income               $   940     $ 1,513     $  (251)     $   122

Net Income

EPS - Diluted

Average shares o/s

                           Total  Securitization         Non-
                                       Impact (1)  comparable   Consolidated
                                                        items           GAAP
Merchandise sales
 and services             $36,277     $   --        $  --          $36,277

Credit and financial
 products revenues          5,540        (969)         --            4,571

Total Revenues             41,817        (969)         --           40,848

Costs and expenses

  Cost of sales,
   buying and
   occupancy               26,618         --            14(2)       26,632
  Selling and
   administrative           8,942        (135)         --            8,807
  Provision for
   uncollectible
   accounts                 1,406        (522)         --              884
  Provision for
   previously
   securitized
   receivables               --           --           --             --
  Depreciation and
   amortization               839         --           --              839
  Interest                  1,688        (440)         --            1,248
  Special charges
   and impairments           --           --           251(2)          251

    Total costs and
     expenses              39,493      (1,097)         265          38,661

Operating income          $ 2,324     $   128       $ (265)        $ 2,187

Net Income                $ 1,458     $    82       $ (197)        $ 1,343

EPS - Diluted             $  4.21     $  0.24       $(0.57)        $  3.88

   Average shares o/s       346.3       346.3        346.3           346.3

2000 noncomparable items include:

 (1) During 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". Prior to 2001, domestic securitized receivables were recorded as off-balance sheet securitizations under previous accounting rules thereby reducing reported amounts of revenues, expenses, assets and liabilities. From April 2001 forward, the Company securitization transactions are accounted for as secured borrowings and the Company ceased recording securitization income, which was $128 million ($82 million after-tax) in 2000.

 (2) Special charges and impairments in 2000 consisted of:

     - a $150 million pretax charge ($99 million after-tax) related to the closing of 87 underperforming stores. Of the $150 million pretax charge, $136 million was recorded in special charges and impairments and $14 million in cost of sales.

     - a $115 million impairment charge ($98 million after-tax) to write down the Sears Termite and Pest Control business to its fair value. This business was sold in 2001.


SEARS, ROEBUCK AND CO.
Segment Income Statements
(millions)

For the 52 Weeks Ended
December 29, 2001

                      Excluding Non-Comparable Items and Securitization Income

                                    Retail
                                   & Related    Credit &    Corporate &   Sears
                                   Services     Financial      Other      Canada
                                                Products
Merchandise sales and
 services                           $31,346    $    --       $   378     $ 4,031
Credit and financial
 products revenues                     --        5,216          --           294

Total Revenues                       31,346      5,216           378       4,325

Costs and expenses
   Cost of sales, buying
    and occupancy                    23,081       --             159       2,994
   Selling and administrative         6,628        833           473         997
   Provision for uncollectible
    accounts                           --        1,441          --            56
   Provision for previously
    securitized receivables            --         --            --          --
   Depreciation and amortization        704         18            58          83
   Interest                              32      1,395          --           111
   Special charges and impairments     --         --            --          --
     Total costs and expenses        30,445      3,687           690       4,241

Operating income                    $   901    $ 1,529       $  (312)         84

Net Income before
 cumulative effect of
 change in accounting

Cumulative effect of
 change in accounting

Net Income

EPS - Diluted

  Average shares o/s

                               Total   Securitization     Non-      Consolidated
                                          Impact(1)    comparable      GAAP
                                                         items
Merchandise sales
 and services                 $35,755     $    --      $  --           $35,755
Credit and financial
 products revenues              5,510        (275)        --             5,235

Total Revenues                 41,265        (275)        --            40,990

Costs and expenses
  Cost of sales,
   buying and
   occupancy                   26,234        --           --            26,234
 Selling and
  administrative                8,931         (39)        --             8,892
 Provision for
  uncollectible
  accounts                      1,497        (153)        --             1,344
 Provision for
  previously securitized
  receivables                    --          --            522(1)          522
 Depreciation and
  amortization                    863        --           --               863
 Interest                       1,538        (123)        --             1,415
 Special charges and
  impairments                    --          --            542(2)          542
   Total costs and
    expenses                   39,063        (315)       1,064          39,812

Operating income              $ 2,202     $    40      $(1,064)        $ 1,178

Net Income before
 cumulative effect of
 change in accounting         $ 1,385     $    26      $  (676)        $   735

Cumulative effect of
 change in accounting         $    --     $    -       $    --         $    --

Net Income                    $ 1,385     $    26      $  (676)        $   735

EPS - Diluted                 $  4.22     $  0.08      $ (2.06)        $  2.24

  Average shares o/s            328.5       328.5        328.5           328.5


2001 noncomparable items include:

 (1) During 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS")No. 140, " Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". Prior to 2001, domestic securitized receivables were recorded as off-balance sheet securitizations under previous accounting rules thereby reducing reported amounts of revenues, expenses, assets and liabilities. With the adoption of SFAS No. 140, the Company recorded a $522 million ($331 million after-tax) provision for previously securitized receivables to establish an allowance for uncollectible accounts related to $12 billion of securitized receivables reinstated on the Company's balance sheet. In addition, from April 2001 forward, the Company securitization transactions are accounted for as secured borrowings and the Company ceased recording securitization income, which was $40 million ($26 million after-tax) in 2001.

 (2) Special charges and impairments in 2001 consisted of:

     - a $151 million pretax charge ($97 million after-tax) for the exit of unprofitable and non-strategic Full-line Store business categories (including cosmetics, installed floor coverings and custom window treatments).
     - a $123 million pretax charge ($79 million after-tax) for productivity initiatives designed to reduce operating costs.
     - a $205 million pretax charge($129 million after-tax) for impairment and other losses primarily resulting from the insolvency of Homelife (a former operating division of Sears which was sold in 1998)
     - a $63 million pretax charge ($40 million after-tax) for the cost of a civil legal settlement relating to selling practices in 1994 and 1995 of certain automotive batteries manufactured by Exide Technologies

SEARS, ROEBUCK AND CO.
Segment Income Statements
(millions)

For the 52 Weeks Ended
December 28, 2002

                        Excluding Non-Comparable Items

                           Retail & Related    Credit & Financial    Corporate &
                               Services            Products             Other
Merchandise sales
 and services                  $31,459           $ --                 $   326
Credit and financial
 products revenues                --              5,392                  --

Total Revenues                  31,459            5,392                   326

Costs and expenses
  Cost of sales,
   buying and occupancy         22,743             --                     121
  Selling and
   administrative                6,816              955                   442
  Provision for
   uncollectible accounts         --              1,903                  --
  Provision for
   previously
   securitized receivables        --               --                    --
  Depreciation and
   amortization                    710               18                    55
  Interest                          35            1,014                  --
  Special charges and
   impairments                    --               --                    --

    Total costs and
     expenses                   30,304            3,890                   618

  Operating income             $ 1,155           $1,502               $  (292)

Net Income before
 cumulative effect
 of change in
 accounting
Cumulative effect
 of change
 in accounting

Net Income

EPS - Diluted

  Average shares o/s

                                Sears       Total      Non-       Consolidated
                                Canada               comparable       GAAP
                                                       items

Merchandise sales and
 services                      $ 3,913      $35,698   $   --           $ 35,698
Credit and financial
 products revenues                 276        5,668       --              5,668

Total Revenues                   4,189       41,366       --             41,366

Costs and expenses
  Cost of sales, buying
   and occupancy                 2,782       25,646       --             25,646
  Selling and
   administrative                1,036        9,249       --              9,249
  Provision for
   uncollectible
   accounts                         58        1,961       300 (1)         2,261
  Provision for
   previously
   securitized receivables        --           --         --               --
  Depreciation and
   amortization                     92          875       --                875
  Interest                          94        1,143       --              1,143
  Special charges and
   impairments                    --           --         111 (2)           111
  Total costs
   and expenses                  4,062       38,874       411            39,285

Operating income               $   127      $ 2,492   $  (411)         $  2,081

Net Income before
 cumulative effect of
 change in accounting                       $ 1,578   $     6 (3)      $ 1,584
Cumulative effect of change
 in accounting                              $  --     $  (208)(4)      $  (208)

Net Income                                  $ 1,578   $  (202)         $ 1,376

EPS - Diluted                               $  4.92   $ (0.63)         $  4.29

  Average shares o/s                          320.7     320.7            320.7


2002 noncomparable items include:

 (1) In 2002, the Company refined its allowance methodology to include current accounts and credit card fees, resulting in a $300 million ($191 million after-tax) increase to the allowance for uncollectible accounts.

 (2) During 2002, Sears Canada converted seven stores operating under the Eatons banner to Sears Canada Stores, resulting in severance, asset impairment and other exit costs amounting to $111 million ($40 million net of income taxes and minority interest).

 (3) During 2002, the Company recorded a pretax gain of $336 million ($237 million after-tax) resulting from the gain on the sale of its holdings in Advance Auto Parts. (This after-tax gain of $237 million offset the after-tax charges of $191 million and $40 million noted in footnotes 1 and 2 above.)

 (4) During 2002, the Company adopted Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets", resulting in a charge of $208 million (net of income taxes and minority interest), representing the cumulative effect of the change in accounting for goodwill as of the beginning of 2002.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           SEARS, ROEBUCK AND CO.

                                           By: /s/ Thomas E. Bergmann
                                               ---------------------------------
                                               Thomas E. Bergmann
                                               Vice President and Controller
Date: March 26, 2003